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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (Date of earliest event reported): December 27,
1995



            FIRST COMMONWEALTH FINANCIAL CORPORATION
     (Exact name of registrant as specified in its charter)


     Pennsylvania                0-11242          25-1428528
(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)   Identification No.)



      22 North Sixth Street,       Indiana, PA       15701
            (Address of principal executive offices)



Registrant's telephone number, including area code (412) 349-7220



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Item 5. Other Events

On December 27, 1995, the Corporation began a program to purchase in the marketplace, and will continue to purchase from time to time up to a total of 200,000 shares of its common stock. Shares acquired will be held and utilized to satisfy exercises of presently outstanding options. The shares represent approximately 0.91 of one percent of the Corporation's presently outstanding common shares.

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                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  December 28, 1995






                       FIRST COMMONWEALTH FINANCIAL CORPORATION


                      By:  /S/JOHN J. DOLAN
                           John J. Dolan
                           Sr. Vice President, Comptroller
                           and Chief Financial Officer